As filed with the Securities and Exchange Commission on April 1, 2019.
Registration No. 333-208391
Registration No. 333-184760

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-208391
Form S-8 Registration Statement No. 333-184760

UNDER THE SECURITIES ACT OF 1933
SOUTHCROSS ENERGY PARTNERS, L.P.
(Exact name of Registrant as Specified in its Charter)
1717 Main Street Suite 5200
Dallas, Texas 75201
(Address of Registrant’s Principal Executive Offices)
Southcross Energy Partners, L.P. Amended and Restated 2012 Long-Term Incentive Plan
(Full title of the plan)

Delaware (State or other jurisdiction of incorporation or organization)	45-5045230 (I.R.S. Employer Identification No.)
James W. Swent III
President, Chief Financial Officer & Chairman of the Board
1717 Main Street Suite 5200
Dallas, Texas 75201
(214) 979-3700
(Name, address and telephone number of agent for service of process)
Copies to:
Michelle Earley
Locke Lord LLP
600 Congress Avenue, Suite 2200
Austin, Texas 78701
(512) 305-4818
Facsimile: (512) 391-4818
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Deregistration of Securities
This Post-Effective Amendments, filed by Southcross Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by the Partnership:

•
Registration Statement on Form S-8 (No. 333-184760), pertaining to the registration of 1,750,000 common units issuable pursuant to the Southcross Energy Partners, L.P. 2012 Long-Term Incentive Plan (the “2012 LTIP”), which was filed with the SEC on November 5, 2012; and

•	Registration Statement on Form S-8 (No. 333-208391), pertaining to the registration of 4,500,000 common units issuable pursuant to the 2012 LTIP, which was filed with the SEC on December 8, 2015.

On April 1, 2019, the Southcross Energy Partners GP, LLC, the general partner of the Partnership, the Partnership and certain of the Partnership’s subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Debtors’ have proposed to jointly administer their Chapter 11 cases under the caption In Re Southcross Energy Partners, L.P., Case No. 19-10702.
In connection with the foregoing, the Partnership has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Partnership in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Partnership hereby removes from registration any and all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Partnership hereby terminates the effectiveness of the Registration Statements.

Signatures
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 1st day of April, 2019.

Southcross Energy Partners, L.P.

By:	Southcross Energy Partners GP, LLC,
its general partner

By:	/s/ James W. Swent III
	Name:	James W. Swent III
	Title:	President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	TITLE	DATE

/s/ JAMES W. SWENT III	President, Chief Executive Officer and Chairman of the Board	April 1, 2019
James W. Swent III	(Principal Executive Officer)

/s/ MICHAEL B. HOWE	Senior Vice President and Chief Financial Officer	April 1, 2019
Michael B. Howe	(Principal Financial Officer and Principal Accounting Officer)

/s/ DAVID W. BIEGLER	Director	April 1, 2019
David W. Biegler

/s/ ANDREW A. CAMERON	Director	April 1, 2019
Andrew A. Cameron

/s/ NICHOLAS J. CARUSO	Director	April 1, 2019
Nicholas J. Caruso

/s/ JASON DOWNIE	Director	April 1, 2019
Jason Downie

/s/ JERRY W. PINKERTON	Director	April 1, 2019
Jerry W. Pinkerton

/s/ RANDALL S. WADE	Director	April 1, 2019
Randall S. Wade